UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2010

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Financial Institutions, Inc. held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”) on May 6, 2010. There were two proposals submitted to, and approved by, the Company’s shareholders at the Annual Meeting. The proposals are described in more detail in the Company’s definitive proxy statement (the “Proxy Statement”) for the Annual Meeting, dated April 2, 2010. A total of 9,625,015 shares of the Company’s common stock were present or represented by proxy at the meeting, representing approximately 88% of all votes entitled to be cast. The matters presented for a vote and the related results are as follows:

Proposal 1: The following directors were elected for a term of three years. Each nominee was an incumbent director, no other person was nominated, and each nominee was elected. The voting results are set forth below.

		Votes
Nominee	Votes For	Withheld
Samuel M. Gullo	8,241,912	166,265
James L. Robinson	8,196,254	211,923
James H. Wyckoff	7,591,636	816,541

Proposal 2: The shareholders approved the advisory proposal to approve the Company’s executive compensation practices as disclosed in the Proxy Statement by the following votes:

	Votes	Votes
Votes For	Against	Abstained
8,878,917	629,823	116,275

Item 8.01 Other Events.

Financial Institutions, Inc. announced that its Board of Directors (the “Board”) elected John E. Benjamin as the Chairman of the Board of Directors (the “Board”) at its annual organizational meeting on May 6, 2010. Mr. Benjamin has served on the Company’s Board since 2002 and as its Vice Chairman since May 2009. Mr. Benjamin succeeds Erland E. Kailbourne who will continue to serve as a director on the Company’s Board.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press Release issued May 7, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

May 7, 2010	By:	Karl F. Krebs

Name: Karl F. Krebs
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued May 7, 2010.